UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 13, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On October 3, 2008 the Company announced that it was in advanced discussions to acquire a Uranium Mining & Exploration Company which if successful, would constitute a Reverse Merger.

The Company insisted that the Board of Directors of the Uranium Mining & Exploration Company replace the incumbent Board of Directors of the Company; this being not negotiable.

On October 8, 2008 the Company stated that the Board of Directors of the Uranium Mining & Exploration Company were at that time reluctant to join the Board of Directors of the Company due to unprovoked and personal attacks on your Company and its Board of Directors, by third parties, as they viewed this as a major risk to their reputations as they perceived that these personal attacks will not cease whatsoever. In light of their existing standpoint at that time, the Company had given them until the close of business on Monday October 13, 2008 to make a decision; failing which the Company would terminate these discussions with that Uranium Mining & Exploration Company at that time.

The Company has agreed to extend this deadline until such time as the Company has declared the "Record Date" and the "Pay Date" of its Extraordinary Stock Dividend as the Company's Management is of the opinion that the above-mentioned concerns of the Board of Directors of the Uranium Mining & Exploration Company; will be allayed by these dividend payments by the Company and that a Reverse Merger will be completed.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

October 13, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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